United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

October 31, 2011

Date of Report

[Date of Earliest Event Reported]

LKA INTERNATIONAL, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-17106	91-1428250
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3724 47th Street Ct. N.W.

Gig Harbor, Washington 98335

(Address of Principal Executive Offices)

(253) 851-7486

(Registrant’s Telephone Number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained in this Current Report that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control.  These factors include, but are not limited to, economic conditions generally and in the markets in which we have and may participate, competition within our chosen industry, the state of our technology and technological advances, our failure to successfully develop, compete in and finance our current and intended business operations and our funding expectations outlined below, among others.

Item 7.01 Regulation FD Disclosure.

See the Press Release attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibit

(d)

Exhibit No.

Exhibit Description

99.1

Press Release dated October 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LKA INTERNATIONAL, INC.

Date:	October 31, 2011	By:	/s/Kye Abraham
Kye Abraham
President

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